JANET LOSS, C.P.A., P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                            3525 SOUTH TAMARAC DRIVE
                                    SUITE 120
                             DENVER, COLORADO 80237

                                                              September 28, 1999

U.S. Securities and Exchange Commission
Washington, D.C.  20549

Dear Sir or Madam:

         The undersigned has reviewed the Current Report on Form 8-K of Central Oil Corporation (the "Registrant") dated July 12, 1999. We agree with the disclosures made by the Registrant in Item 4 of the Current Report.

                                                 Sincerely yours,

                                                 /s/ Janet Loss, C.P.A., P.C.

                                                 Janet Loss, C.P.A., P.C.